EXHIBIT 99.2

UNIVERSAL AMERICAN FINANCIAL CORP. TO EXPAND

PRIVATE FEE-FOR-SERVICE MEDICARE PLANS IN OVER

2,600 COUNTIES ACROSS 35 STATES IN 2007

Rye Brook, NY — October 9, 2006 — Universal American Financial Corp. (NASDAQ: UHCO) announced today that it has expanded its service area for Medicare Private Fee-For-Service (PFFS) plans for 2007. Universal American, through its insurance subsidiaries American Progressive Life and Health Insurance Company of New York and Pyramid Life Insurance Company, will offer four Today’s OptionsSM plans in each of the 2,600 counties in a total of 35 states. These plans will provide Medicare beneficiaries with a range of benefits to meet their personal health and prescription drug coverage needs.

All four Today’s OptionsSM plans allow members the freedom of seeing any provider in the U.S. who accepts Medicare and the plans’ terms and conditions of payment. Two of the plans feature integrated Medicare Part D drug coverage.  Every member of Today’s OptionsSM will have access to additional services including 24-hour, toll-free Eldercare Services counseling and a voluntary CareContact program designed to help individuals with chronic conditions such as diabetes or congestive heart failure take better care of their health.

Plan Highlights:

•                                          Today’s OptionsSM Value Plan is the most affordable plan.  It offers low doctor and hospital co-pays, annual preventative screenings for $0 co-pay, and an out-of-pocket limit of $3,000 on healthcare services.

•                                          Today’s OptionsSM Value Plus Plan offers all of the above health benefits plus integrated prescription drug coverage with no deductible.  Members can also receive a 3-month supply of drugs for 2 co-pays at select pharmacies or through mail order.

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•                                          Today’s OptionsSM Premier Plan offers members the same range of health benefits as the Value Plan but with lower co-pays on healthcare services and a lower out-of-pocket limit of $2,500.

•                                          Today’s OptionsSM Premier Plus Plan offers Premier-level health benefits plus integrated prescription drug coverage with no deductible.  As an added feature, Premier Plus plans include generic drug coverage in the coverage gap, or “donut hole.”

The availability of specific plans and premiums varies by county.

“We are very pleased to be expanding our Private Fee-For-Service product line and service area in 2007.  This is an important step in our company’s mission to provide a full line of products to address the health concerns of the rapidly growing senior market.  Our new Today’s Options plans offer a compelling combination of valuable healthcare benefits, affordability and access,” said Richard Barasch, chairman and chief executive officer of Universal American.

Universal American’s PFFS plans will be available in all counties in the following states:

Arizona Arkansas California Colorado Connecticut Florida Georgia Illinois Indiana Iowa Kansas Kentucky Louisiana Maine Maryland Michigan Minnesota Mississippi	Missouri New Hampshire New Jersey New York North Carolina Ohio Oklahoma Oregon Pennsylvania South Carolina Tennessee Texas Utah Vermont Virginia West Virginia Wisconsin

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Enrollment for all 2007 PFFS plans will begin November 15, 2006.  Medicare beneficiaries interested in learning more about Universal American’s PFFS Plans can contact 1-800-695-0634; TTY 1-800-535-3995.

About Universal American Financial Corp.

Universal American Financial Corp. is a specialty health and life insurance holding company. Through its family of companies, Universal American offers a broad array of health insurance and managed care products and services, primarily to the growing senior population.  Universal American is included in the NASDAQ Financial-100 Index, the Russell 2000 Index and the Russell 3000 Index.  For more information on Universal American, please visit our website at www.uafc.com.

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Certain matters discussed in this news release and oral statements made from time to time by representatives of Universal American (including, but not limited to, statements regarding our expectations of Universal American’s operating plans and strategies generally; statements regarding our expectations of the performance of our Medicare Supplement and Medicare Advantage businesses and other lines of business, including the prediction of loss ratios and lapsation; the adequacy of reserves; our ability to institute future rate increases; expectations regarding our Part D program, including our estimates of membership, costs and revenues; future operating results and references to the estimate of the accretion from recent acquisitions) may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although Universal American believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond Universal American’s ability to control or predict. Important factors that may cause actual results to differ materially and that could impact Universal American and the statements contained in this news release can be found in

Universal American’s filings with the Securities and Exchange Commission including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K. For forward-looking statements in this news release, Universal American claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Universal American assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.

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CONTACT:	- OR-	INVESTOR RELATIONS COUNSEL:
Robert A. Waegelein		The Equity Group Inc.
Executive Vice President &		www.theequitygroup.com
Chief Financial Officer (914) 934-8820		Linda Latman (212) 836-9609